UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 10, 2021 (September 9, 2021)

Clearday, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Village Drive, Suite 106, San Antonio, TX 78217

(Address of Principal Executive Offices) (Zip Code)

(210) 451-0839

(Registrant’s telephone number, including area code)

Superconductor Technologies Inc.

15511 W State Hwy 71, Suite 110-105, Austin, TX 78738

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCON*	OTCQB

*       The security will trade with the suffix “D” until September 21, 2021.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Merger

On September 9, 2021, Superconductor Technologies Inc. (“Superconductor”), now named Clearday, Inc. (the “Company” or “Clearday”), completed its previously announced acquisition and merger with Allied Integral United, Inc. (“AIU”), in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of May 14, 2021 and amended and restated as of June 11, 2021, and as further amended as of July 12, 2021 (the “Merger Agreement”), by and among Superconductor, AIU Special Merger Company, Inc., a Delaware corporation and wholly-owned subsidiary of Superconductor (“Merger Sub”), and AIU. On September 9, 2021, Merger Sub has merged with and into AIU with AIU being the surviving entity in such merger and continuing as a wholly-owned subsidiary of the Company. The merger was effected by the filing of a certificate of merger with the Secretary of the State of Delaware in the form attached hereto as Exhibit 2.1 and was effective at 6:00 pm Eastern Time September 9, 2021.

Also on September 9, 2021, in connection with, and prior to completion of, the Merger, Superconductor effected a 3.773585 -for-1 share reverse stock split (the “ Reverse Stock Split”) of its common stock par value $0.001 per share (the “Common Stock”) and changed its name to “Clearday, Inc.”

After giving effect to the Reverse Stock Split and prior to the effective time of the Merger which is described below, Superconductor declared and will pay or deliver additional shares of its common stock (“True Up Shares”) to the holders of its shares of common stock of record as of 5:00 pm Eastern Time on September 9, 2021. An aggregate amount of approximately 546,820 shares of such common stock will be distributed (representing a dividend rate of approximately 0.749868). The payment date for this distribution shall be on or about September 20, 2021, and the “Ex-Dividend” date of such distribution shall be on or about September 21, 2021;

Unless otherwise noted herein, all references to share amounts reflect the Reverse Stock Split and the issuance of the True Up Shares, but do not reflect the additional shares (round up) that will be issued in lieu of fractional shares.

As provided in the Merger Agreement, the Reverse Stock Split ratio was computed so that the price per share of Superconductor’s Common Stock prior to the opening of trading of such shares on the OTCQB on September 9, 2021 would be equal to $10.00 per share, based upon the closing price of the shares on September 8, 2021.

Following the completion of the Merger, the businesses being conducted by the Company became the continuation of (1) primarily, AIU’s business, including the continued development of its virtual, in-home care service – Clearday at Home™, and its membership-based daily care offering – Clearday Clubs™.

Clearday will also continue to use and develop its proprietary Sapphire Cryocooler technologies, which enable the enhancement of air quality in internal atmospheres.

Under the terms of the Merger Agreement:

●	Each share of AIU’s 6.75% Series A Cumulative Convertible Preferred Stock (“AIU Series A Preferred”) that is not converted into shares of AIU Common Stock will be exchanged for an equal number of shares of a new series of preferred stock issued by the Company, par value $0.001 per share that will be designated Clearday, Inc. 6.75% Series F Cumulative Convertible Preferred Stock (“Series F Preferred”), which will provide substantially similar terms as the AIU Series A Preferred, except that such preferred stock will convert to that number of shares of the Company’s Common Stock after giving effect to the Exchange Ratio (as defined below) and there will be certain modifications to the liquidation preference of such securities.
●	The Company has assumed the obligations under the warrants issued by AIU so that such warrants now represent the right to be exercised for shares of the Company’s Common Stock (as assumed, the “Warrants”).
●	The Company has assumed the obligation to issue shares of the Company’s Common Stock in respect of the 10.25% Series I Cumulative Convertible Preferred Stock (“AIU Care Preferred”) issued by AIU Alternative Care, Inc., a Delaware corporation and a subsidiary of AIU (“AIU Care”); and units of the limited partnership interests (“AIU OZ LP Interests”) issued by AIU Alternative Care OZ Fund LP, a Delaware limited partnership that is a subsidiary of AIU Care (“AIU OZ Fund”). AIU Care and AIU OZ Fund are referred to collectively as the “Certain AIU Subsidiaries”.

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Pursuant to the terms of the Merger Agreement, the shares of common stock of AIU are exchanged to shares of the Company’s Common Stock at an exchange ratio that is computed in accordance with the terms of the Merger Agreement. Under the Merger Agreement, the total number of shares of common stock on a fully diluted basis (as defined under the Merger Agreement) is allocated to the Superconductor stockholders of record, as of immediately prior to the effective time (as defined by the Merger Agreement, which is 6:00 pm, Eastern time on September 9, 2021 (the “Effective Time”) and the holders of the securities issued by AIU and its subsidiaries AIU Care and AIU OZ Fund. The exchange ratio was computed to be approximately 1.192 or 1 share of AIU common stock equal to approximately 1.192 shares of the Company’s Common Stock.

As of the Effective Time, after giving effect to the issuance of shares of Superconductor’s Common Stock as of the Effective Time in the Merger and payment of the True Up Shares and, there are approximately 14,910,562 shares of Superconductor’s Common Stock issued and outstanding (subject to increase for “rounding up” a Superconductor stockholder’s shares of Company Common Stock arising from the Reverse Stock Split). Accordingly, the Superconductor stockholders will continue to own approximately 8.6% of the issued and outstanding shares of Superconductor’s Common Stock and the holders of AIU securities will own approximately 91.4% of the issued and outstanding shares of Superconductor’s Common Stock.

Based on the $10.00 price per share of Superconductor’s Common Stock as of the opening of trading on September 9, 2021, the first trading day that gives effect to the Reverse Stock Split, in addition to the outstanding options and warrants of Superconductor prior to the Effective Time, there are approximately

●	11,439,722	shares of the Company’s Common Stock that are reserved for issuance upon exchange of the issued and outstanding shares of the Series F Preferred;

●	1,906,718	shares of the Company’s Common Stock that are reserved for issuance upon exchange of the issued and outstanding shares of the AIU Care Preferred and the AIU OZ LP Interests;

●	3,781,485	shares of the Company’s Common Stock that are reserved for issuance upon exercise of the Warrants;

●	2,861,515	shares of the Company’s Common Stock (the “Incentive Shares”) that are reserved for issuance to holders of the Series F Stock that do not sell their shares of Series F Stock or convert such shares to shares of the Company’s Common Stock, other than for certain permitted transfers such as estate planning and in accordance with a will or intestate succession; and

●	100,000	shares of the Company’s Common Stock to former executives of Superconductor (the “Officer Shares”), subject to adjustment based on market price of the shares when issued in approximately 6 months as described in the Merger Agreement.

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The issuance of the shares of the Company’s Common Stock to the former holders of AIU securities and the holders of the Clearday Care Preferred and AIU OZ LP Interests and Warrants as well as the Incentive Shares and the Officer Shares was registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-256138) (as amended and supplemented, the “Registration Statement”).

The Company’s shares of Common Stock, which are quoted on the OTC Markets OTCQB and traded through the close of trading on September 9, 2021 under the ticker symbol “SCON,” will continue trading with this symbol with the suffix “D” for 20 business days after the closing of the Merger. The Company’s Common Stock has a new CUSIP number, which is: 184791 101. The Company intends to change its symbol when practicable, which is expected to be on or about 20 business days after the closing of the Merger.

The descriptions of the Merger and Merger Agreement included herein are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of the amended and restated merger agreement dated as of June 11, 2021 filed as an Annex A to Superconductor’s amendment to registration statement on Form S-4 (Registration No. 333-256138) filed with the SEC on June 14, 2021 and Amendment No. 1 thereto dated as of July 12, 2021 filed as exhibit 2.1 to the Current Report on Form 8-K filed by Superconductor with the SEC on July 14, 2021, each of which is incorporated herein by reference.

On September 10, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.03	Material Modification to Rights of Security Holders.

Superconductor held a special meeting of its stockholders on August 10, 2021, Superconductor ’s stockholders. The Company reported the results of this special meeting in the Current Report on Form 8-K filed on August 12, 2021 and the information in such Current Report on Form 8-K is incorporated herein by reference.

At such special meeting, the stockholders of Superconductor approved an amendment to Superconductor’s restated certificate of incorporation, as amended (the “Restated Certificate”) to effect the Reverse Stock Split (the “Reverse Split Amendment”) and to increase the number of authorized shares of the capital stock of Superconductor (the “Share Increase Amendment”).

Additionally, pursuant to the approval by Superconductor’s board of directors (the “Board”), on September 9, 2021, Superconductor filed an amendment to the Restated Certificate to change Superconductor’s name from “Superconductor Technologies Inc.” to “Clearday, Inc.” (the “Name Change Amendment”).

Superconductor filed the Reverse Split Amendment and the Name Change Amendment with the Secretary of State of the State of Delaware and such amendments became effective at 12:01 a.m. Eastern Time on September 9, 2021.

Superconductor filed the Share Increase Amendment with the Secretary of State of the State of Delaware and such amendment became effective at 12:02 a.m. Eastern Time on September 9, 2021.

In accordance with the terms of the Merger Agreement, the Board of Directors of the Company authorized the filing of a certificate of designations providing for the authorization of up to 5,000,000 shares of its 6.75% Series F Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series F Preferred Stock”). The terms of the Series F Preferred Stock are summarized in the Registration Statement and is incorporated herein by reference.

The foregoing descriptions of the Reverse Split Amendment, the Share Increase Amendment, the Name Change Amendment and the certificate of designations for the Series F Preferred Stock are, in each case, not complete and are subject to and qualified in their entirety by reference to the Reverse Split Amendment, the Share Increase Amendment, Name Change Amendment and the certificate of designations, copies of which were filed as an exhibit to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 regarding the Merger and the information set forth in Item 5.02 regarding the Company’s board of directors is incorporated by reference into this Item 5.01.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officers

After the effective time of the Merger on September 9, 2021, the Company’s Board appointed the following individuals as officers of the Company, each of whom held the same position with AIU.

James T. Walesa – Chairman and Chief Executive Officer

Mr. Walesa has been appointed as the Chairman of the Board of Directors and Chief Executive Officer the Company.

Mr. Walesa served as the Chairman of AIU’s board of directors and its Chief Executive Officer since its formation. Mr. Walesa has been part of the managers or otherwise active in the business of AIU and its predecessors, including each of its investments in non-core assets and MCA and has been the principal that has developed the longevity care and wellness strategy and all aspects of AIU’s business, including raising capital for AIU and its predecessor. Mr. Walesa has more than three decades of experience in financial services with an emphasis on the real estate, energy and care and wellness industries. In 1988, Mr. Walesa founded the Asset Management & Protection Corporation (AMPC), where he currently serves as its Principal, a position he has held since 1988. AMPC currently manages over $500 million in investor assets. Walesa and AMPC clients provide startup capital for energy and real estate related companies. Since September 4, 2019, Mr. Walesa has been a registered representative with Arkadios Capital LLC, an SEC full service broker dealer, resident in their office in Park Ridge, Illinois. He has several licenses in the securities industry, including the Series 24, 26, SIE, Series 7, Series 22, Series 6 and the Series 65 and Series 63. Prior to being with Arkadios Capital, since November 2000 to September 2019, Mr. Walesa was a registered representative with Triad Advisors, Inc., an SEC registered broker dealer that is owned by Ladenburg Thalmann Financial Services, Inc. Mr. Walesa has provided services related to tax free 1031 real estate exchanges for the prior 12 years. Mr. Walesa started his career as a registered representative for First Investors (FIC) where he became the youngest Vice President in firm history at age 26. Mr. Walesa previously served on the advisory board of Nasdaq-traded Bank Financial Corp. (Nasdaq: BFIN) and currently serves as a member of the board of directors of Gadsden Properties, Inc. (OTC: GADS), and the chairman of the board of Citadel Exploration, Inc. (OTCM: COIL) and a member of the board of directors of SitePro, a private company. He was the Chicago chairman for the National Multiple Sclerosis Society and is a member of the Alzheimer’s Alois Society in recognition of his leadership and support of the Alzheimer’s Association to prevent and cure dementia related disease. Mr. Walesa received a B.S. in Business Administration from Rockford University. Mr. Walesa was selected to serve on the board of GPI due to his expertise in the real estate industry and his investment and capital market experience. Mr. Walesa was a director and officer of AIU when its subsidiary filed for bankruptcy protection during July 2019, which is described under Section “Description of Business—Clearday—Legal Proceedings” in the Registration Statement, which is incorporated herein by reference.

Clearday believes that Mr. Walesa’s knowledge of the business of Clearday, including his relationship with the AIU stockholders, his negotiation of the merger agreement and his knowledge of the longevity care and wellness market qualify him to serve as the Chairman of the board of directors of the Company.

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BJ Parrish – Chief Operating Officer

Mr. Parrish has served as a member of AIU’s board of directors and its Chief Operating Officer since its formation. Mr. Parrish has served as the Chief Financial Officer and Secretary of Cibolo Creek Partners, LLC, a Delaware limited liability company, (“Cibolo Creek”), since 2005 and a Director since 2013 and, in such capacity, was integral to the investment and operations of the businesses that were acquired by AIU. Mr. Parrish is responsible for the financial management of Cibolo Creek and the investments of which it serves as general partner or manager. Mr. Parrish is also instrumental in the raising of capital through both the equity and debt markets for all of Cibolo Creek’s investment ventures. Prior to Cibolo Creek, Mr. Parrish served as the Vice President of Cibolo Creek’s predecessor company, Midland Red Oak Realty Inc. where he was involved in the formation of a $100 million credit facility, as well the acquisition and disposition of over $200 million worth of commercial real estate assets across the Southwest United States. Prior to Midland Red Oak Realty Inc., Mr. Parrish was a financial analyst and a manager of investor relations with Southwest Royalties, Inc., a privately held oil and gas exploration and production company. Mr. Parrish received a B.B.A. in finance and an M.B.A., both from the University of Texas Permian Basin. Mr. Parrish is also the Interim Chief Executive Officer and a member of the board of directors of Gadsden Properties, Inc. (OTC: GADS). Mr. Parrish was selected to serve on the board of GPI due to his expertise in the real estate industry and his investment and capital market experience. Mr. Parrish was a director and officer of AIU when its subsidiary filed for bankruptcy protection during July 2019, which is described under “Description of Business—Clearday—Legal Proceedings”, which is incorporated herein by reference.

Clearday believes that Mr. Parrish’s knowledge of the business of AIU, and his knowledge of the longevity care and wellness market as well as his leadership in the sale of the non-core assets qualify him to serve as an executive of Clearday.

Linda L. Carrasco—President Memory Care America LLC

Ms. Carrasco has served as the President of MCA, AIU’s residential memory care facility business, since July 2019, when she was promoted to that position from the Executive Director of the MCA’s Westover Hills, Texas facility, a position she held since June, 2015. Prior to joining AIU, Ms. Carrasco was the Executive Director—Sales specialist of Emeritus Senior Living in San Antonio, Texas and Oklahoma. Ms. Carrasco has more than 35 years of experience in skilled care residential facilities, including a license social worker (LBSW) for Town and Country Manor Nursing and Rehabilitation from 2010 to 2011, and Executive Director and Marketing Director of Asista Corporation from 1998 to 2010, and Manager and Regional Manager of Texas and Arizona of Southwest Health Management from 1994 to 1998. Ms. Carrasco holds a B.S. from Southwest Texas State University and holds the Assisted Living / Personal Care Management Certificate License, the Texas State Board of Social Workers Examiners Licensed Baccalaureate and is a Certified/Qualified Activities Director.

Clearday believes that Ms. Carrasco’s knowledge of the residential care and longevity care and wellness market as well as her knowledge of the applicable state regulations qualify her to serve as an executive of Clearday.

Randall Hawkins—Executive Vice President—Chief Financial Officer

Randall Hawkins joined AIU as its Chief Financial Officer on September 1, 2020. In such office, he is responsible for all financial, human relations and computer technology functions and also will lead AIU’s investor relations activities. Mr. Hawkins is an experienced leader with strong finance and strategic planning skills and has worked with several companies ranging from start-ups to a Fortune 100 publicly-traded company with significant international business activities. From November 2014 to May 2020, Hawkins was director of finance for BioMedical Enterprises, Inc. which was acquired by the DePuy Synthes medical device division of Johnson & Johnson. From August 2007 to November 2014, he was in the publishing industry with GlobalSCAPE, Inc. in San Antonio, Texas and during that time he was also the director of finance with Keystone Directories LLC, a capital investment firm portfolio company that publishes yellow pages directories in the United States. From August 2001 to April 2005, he served as CFO of Programming Concepts Inc. which developed educational programs for students with learning differences through 6 million catalogs mailed to teachers. He served previously as an international finance officer for Cooper Industries, Inc., a Fortune 100 multinational manufacturing conglomerate. Mr. Hawkins also is a certified public accountant (CPA) in Texas and a certified management accountant (CMA). He started his career in “Big 8” accounting firms: Ernst & Young and Arthur Andersen Systems Consulting from 8/1987 to 1/1992. He has a BBA in accounting and an MBA, both from Baylor University.

Clearday believes that Mr. Hawkin’s knowledge of accounting, finance and human resource issues and professional certifications qualify him to serve as an executive of Clearday.

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Richard M. Morris—Executive Vice President, General Counsel

Richard M. Morris has served as AIU’s Executive Vice President and General Counsel since January 1, 2020. Mr. Morris has been practicing attorney since 1990, including being a Corporate partner with Herrick, Feinstein LLP, New York from 2002 to 2018 where he focused on securities and other regulatory matters; and as Corporate partner with Allegaert Berger & Vogel LLP, New York, New York, since November 2018 to January 2020. In such positions with law firms, Mr. Morris was AIU’s primary corporate and transaction counsel. While serving as AIU’s General Counsel since January, 2020, Mr. Morris continues to practice law as a partner of Wilson Williams LLC, a corporate transaction boutique firm in its New York City office. Prior to becoming a lawyer, Mr. Morris was an auditor with the Commodities Exchange, Inc. in New York and later focused on operations and financial management at Kidder Peabody & Co. He also was the U.S. Audit Manager for the financial division for a diversified Australian company. Mr. Morris has a B.S. in Accounting from New York University (1982) and a J.D. from Fordham University School of Law (1990), with bar admissions in New York and Connecticut.

Clearday believes that Mr. Morris’ knowledge of legal and regulatory issues as well as corporate governance matters qualify him to serve as an executive of Clearday.

Gary Sawina—Executive Vice President—Director of Real Estate Operations

Mr. Sawina has served AIU as its Executive Vice President and Director of Real Estate since April 2011 and in such capacity is the officer that oversees all aspects of the development of AIU’s real estate including the renovation of 8800 Village Drive, the design and build out spaces for AIU’s Adult Day Care centers and management of all of AIU’s MCA and hotel facilities. Mr. Sawina has directly overseen the management of numerous new construction projects ranging from $42 million to $500 million in capital expenditures. In response to the pandemic, Mr. Sawina designed retro-fits for the hotel properties so that rooms may be efficiently converted to negative pressure rooms. Mr. Sawina is a Las Vegas native and has had a career in gaming and hospitality of more than 40 years with senior positions. He held several gaming licenses, including Level 1 Gaming License—Nevada from 1990 to 2000; Level 1 Gaming License—Louisiana from 2002 to 2004; Level 1 Gaming License—Indiana from 2004 to 2010; and Owner’s Liquor License—Clark County, Nevada from 1999 to 2001. Mr. Sawina holds his B.S. in Business and Hotel Administration from University of Nevada, Las Vegas (1979).

Clearday believes that Mr. Sawina’s knowledge of real estate and insurance issues qualify him to serve as an executive of Clearday.

Employment Agreements

As of the date of this report, Clearday does not have any written employment agreements with any of its executive officers other than Mr. Hawkins.

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Mr. Hawkins’ employment agreement is dated September 1, 2020 and provides for the following.

●	Appointment as Clearday’s Executive Vice President, Chief Financial Officer who reports to the Chief Executive Officer and Chief Operating Officer of Clearday;

●	Employment at will upon 60 days’ notice subject to immediate termination by Clearday for “Cause” as defined in the employment agreement or by Mr. Hawkins for “Good Reason” as defined in the employment agreement;

●	A base salary of $160,000 per annum;

●	An equity based compensation bonus of $125,000 of options to purchase shares of Superconductor common stock under its equity incentive stock option plan which shall vest as follows: $50,000 of such options will vest at the end of one year of employment or September 1, 2021 and the remaining amount will vest equally in four (4) annual installments in arrears. In the event that the proposed merger with Superconductor is not consummated, then Mr. Hawkins will receive a similar option grant on the date that Clearday becomes a public reporting company as determined in good faith by the Compensation Committee;

●	Employment benefits that are provided to the Clearday executives, generally;

●	Additional compensation in the event of termination of employment other than for Cause or Good Reason or upon Mr. Hawkins’ death or disability, that equal to salary continuation for a period that is generally extended for senior executives of Clearday;

●	Customary covenants regarding the protection of confidential information the assignment of all intellectual property or inventions developed by Mr. Hawkins during his employment term and a covenant to not compete with business of Clearday during his employment term and for one year thereafter; and

●	Other customary provisions.

The foregoing description of Mr. Hawkins’ employment agreement is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Directors

In accordance with the Merger Agreement, on closing date of the Merger, effective immediately prior to the effective time of the Merger, each of the Superconductor directors other than Jeffrey Quiram, resigned and Mr. Quiram then appointed the following directors to the class of directors and then Mr. Quiram resigned as a director of Clearday. None of these resignations were the result of any disagreements with Clearday relating to Clearday operations, policies or practices:

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Members of the Board of Directors of Clearday as of the Effective Time of the Merger:

Class 1	Elizabeth M. Caveness and Jeffrey W. Coleman	Term expires at the next succeeding annual meeting after the Closing Date of the merger

Class 2	BJ Parrish and Alan Channing	Term expires at the second succeeding annual meeting after the Closing Date of the merger

Class 3	James T. Walesa and Robert J. Watson, Jr.	Term expires at the third succeeding annual meeting after the Closing Date of the merger

Alan H. Channing

Alan Channing became the principal officer of Channing Consulting Group, LLC following his retirement as President and CEO of the Sinai Health System, Chicago, Illinois, in 2014, a role he held for ten years. Sinai Health System, a safety net provider, is an integrated delivery system located on Chicago’s west side. Under Mr. Channing’s leadership, Sinai achieved national recognition for clinical quality, community engagement and benefit, addressing disparities and creating the concept of “pre-primary” care. Mr. Channing has been the CEO of several large teaching hospitals including Wishard Memorial in Indianapolis, Elmhurst Hospital Center in Queens, New York, and the renowned Bellevue Hospital Center in Manhattan. Channing has served as a resource to the Ohio Hospital Association, the Cleveland Center for Health Affairs, Greater New York Hospital Association and the Hospital Association of New York State. He has testified before the US Congress, the Ohio Senate, and both houses of the Illinois legislature. He served as chairman of the Illinois Hospital Association during a challenging legislative year and as board chairman of Family Health Network, a Medicaid man- aged care company. He serves as an advisor to several healthcare organizations including: AVIA Health which focuses on digital transformation for health care providers; 330 Partners which advises Federally Qualified Healthcare Clinics (FQHCs) on strategy, partnerships, and operations; and Genesis Orthopedics & Sports Medicine, a Chicago based orthopedic practice. Mr. Channing is active in many charities. He is a member of the Board of Directors of Medical Home Network (MHN), a not-for-profit collaborative that unites provider communities and diverse healthcare entities around a common goal: to redesign healthcare delivery and transform the way care is managed at the practice level. MHN began by focusing on Maternal and Child Health on the West and South Sides of Chicago. From October 2015 to present is an Algebra and Trig tutor with the New York City Public Schools. Mr. Channing graduated in 1968 with a B.S. Engineering /Industrial Management from the University of Cincinnati and in 2001 with a M.S. in Hospital Management from The Ohio State University where he retains an assistant professorship.

Clearday believes that Mr. Channing’s experience and knowledge of approximately five decades in sophisticated hospital systems including his knowledge of the longevity care and wellness qualify him to serve as a member of the board of directors of the combined company.

Elizabeth M. Caveness

Beth Caveness, in 2001, founded Village Pharmacy of Hampstead Inc., an independent pharmacy located in Hampstead, North Carolina. She grew the business to four pharmacies and sold three to a pharmacy chain or other pharmacists. Dr. Caveness is active in advocacy and works on a state and national level to improve pharmacy. She is a member of National Community Pharmacists Association (“NCPA”), North Carolina Association of Pharmacists and Community Pharmacy Enhanced Services Networks and serves on the Independent Pharmacy Network committee of NCPA and will serve on the board of its political action committee. Dr. Caveness received her B.S. Biochemistry from North Carolina State University in 1986, a B.S. Pharmacy from the University of North Carolina at Chapel Hill in 1990 and her PharmD. from the University of North Carolina at Chapel Hill in 2005.

Clearday believes that Dr. Caveness’ experience as a pharmacist of almost 35 years and her knowledge and advocacy of the evolutions in the businesses that provide pharmaceuticals, nutraceuticals and related products in the longevity care and wellness industry qualify her to serve as a member of the board of directors of the combined company.

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Jeffrey A. Coleman

Jeffrey A. Coleman is an attorney with 20 years’ experience in litigation and transactional work with a focus on elder and geriatric issues. This work has seen him represent an array of clients in his field, including professional fiduciaries, businesses, lenders, and individuals. He has also represented businesses as general counsel, including work as general counsel for a publicly traded company, Citadel Exploration, Inc. In his role as general counsel, he was responsible for risk analysis, negotiation, solving operational challenges, and successfully-completing acquisitions and divestitures. Mr. Coleman graduated from the University of California at Santa Barbara with high honors in 1997, and received a J.D. from Fordham University School of Law in 2000.

Clearday believes that Mr. Coleman’s experience, including his role as the general counsel of a public company, an almost 20 years of legal experience qualify him to serve as a member of the board of directors of the combined company.

James T. Walesa.

Mr. Walesa’s biographical information is provided above.

Robert J. Watson, Jr.

Robert Watson, since February 2017, has been the Chief Executive Officer of Pass Creek Resources, LLC, a privately owned oil and gas exploration and production company that is headquartered in San Antonio, Texas. From December 2010 to February 2017, Mr. Watson served as President, Chief Executive Officer, Secretary, and Director of EnerJex Resources, Inc. (“EnerJex”) (NYSEMKT: ENRJ) a public company that acquires, develops, explores and produces domestic onshore oil and gas properties. At Pass Creek Resources, and while at EnerJex, Mr. Watson managed all aspects of the business, including asset opportunity evaluation and strategy implementation, evaluation of multiple strategic corporate opportunities. At EnerJex, Mr. Watson’s experience also included execution of non-core asset divestitures, and the execution of multiple private and public market financings and various other public market transactions. Prior to EnerJex, in 2008, Mr. Watson founded Black Sable Energy, LLC to generate and develop conventional tight oil reservoirs in South Texas with a focus on driving economics with completion technology. In 2006, Mr. Watson founded Centerra Energy Partners which pursued natural gas prospects in the gulf coast region of South Texas. Prior to his career in the oil and gas industries, Mr. Watson worked in the private equity and investment banking businesses. From 2000 to 2006, Mr. Watson was a Senior Associate at American Capital, (“ACAS”) (Nasdaq: ACAS), a publicly traded private equity firm and global asset manager with more than $75 billion of total assets under management. While at ACAS, Mr. Watson participated in the execution and management of 12 different debt and equity investments totaling $200 million of invested capital. ACAS increased its assets under management from $600 million to $6 billion during Mr. Watson’s tenure. Mr. Watson served as a director on the board of Network for Medical Communications and Research, LLC and Consolidated Utility Services, Inc. while at ACAS. Mr. Watson began his career in the Energy Investment Banking Group at CIBC World Markets in Houston. Mr. Watson received his B.B.A in 1999 from Southern Methodist University with a concentration in finance. Mr. Watson is active in the San Antonio community and is a member of the Texas Cavaliers, a San Antonio charity that supports children through numerous programs and events.

Clearday believes that Mr. Watson’s knowledge of the public company businesses including his supervision and oversight of SEC reporting and financial management and internal controls qualify him to serve as a member of the board of directors of the combined company.

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Certain Director Relationships

There are no family relationships among Clearday’s directors and executive officers. The individuals that have been elected to the directors or officers of Clearday have the following inter-related commercial relationships.

Mr. Parrish and Mr. Walesa

Mr. Parrish is an officer and a Director of Cibolo Creek, a private company, which has a beneficial ownership of investments in Citadel Exploration, Inc. (“Citadel”), a public company at which Mr. Walesa is the Chairman and has a beneficial ownership; and Gadsden Properties, Inc. (“Gadsden”), a public company at which Mr. Parrish and Mr. Walesa are directors. Mr. Walesa also has an investment interest in Cibolo Creek.

Mr. Parrish and Mr. Watson

Cibolo Creek also has a beneficial ownership in Pass Creek Resources, LLC, a private company at which Mr. Watson is the founder and CEO.

Mr. Walesa and Dr. Caveness

Mr. Walesa and Dr. Caveness are investors and members in the private company that owns Beacon Building, a medical office building in Hampstead, NC.

Mr. Coleman and Mr. Walesa

Mr. Coleman is a member of the law firm that provides services as the general counsel of Citadel.

In connection with the resignations and appointments of the directors referred to above, the Board has effected certain changes to the composition of various Board committees. Effective the Effective Time of the Merger, the composition of each of the Board’s standing committees is as follows:

Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee
Robert J. Watson, Jr. **^	Alan Channing *	Alan Channing *^
Alan Channing *	Elizabeth M. Caveness *^	Elizabeth M. Caveness *
Jeffrey W. Coleman *		Jeffrey W. Coleman *

*	Is an independent director under the rules of the SEC and the listing standards.
**	Clearday has determined that Robert J. Watson, Jr. is an “audit committee financial expert” as defined by the SEC regulations.
^	Chair of such Committee

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

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Item 8.01	Other Events.

On September 9, 2021, in connection with the merger described above in this Current Report on Form 8-K, the Company changed its CUSIP number for its Common Stock to 184791 101. The trading symbol for the Company will trade during a 20 business day period following the closing of the Merger with a suffix “D”.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of the acquired business – the business of AIU, as required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.0l (b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

No.	Description

2.1	Certificate of Merger effective September 9, 2021 at 6:00 pm Eastern Time regarding the merger of AIU Special Merger Company, Inc. with Allied Integral United, Inc. with Allied Integral United, Inc. being the surviving corporation.
3.1	Amendment to the Superconductor Restated Certificate of Incorporation re a Reverse Stock Split and to change the name of the Company
3.2	Amendment to the Superconductor Restated Certificate of Incorporation re to increase the number of authorized shares.
3.3	Certificate of Designation providing for the authorization of the Series F Preferred Stock
10.1	Employment Agreement of Randall Hawkins dated as of September 1, 2020
99.1	Press release issued by Clearday, Inc. on September 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARDAY, INC.

	By:	/s/ James Walesa
	Name:	James Walesa
	Title:	Chief Executive Officer

Dated September 10, 2021

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